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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-13917, 333-14509, 333-18851, 333-51291, 333-40932, 333-48114, 333-86376 and 333-102738) pertaining to The Sabre Group Holdings, Inc. 1996 Long-Term Incentive Plan, 1996 Directors Stock Incentive Plan, Employee Stock Purchase Plan and Deferred Compensation Plan; Sabre Holdings Corporation Employee Stock Purchase Plan and 2000 Stock Option Plan; GetThere.com, Inc. 1996 Stock Incentive Plan and 1999 Stock Incentive Plan; Travelocity.com LP Second Amended 1999 Long-Term Incentive Plan, Travelocity Holdings, Inc. Amended 1999 Long-Term Incentive Plan, Travelocity.com LP Employee Stock Purchase Plan and Travelocity Holdings, Inc. Employee Stock Purchase Plan and Sabre Holdings Corporation 2003 Directors Deferred Compensation and Deferred Stock Unit Plan, respectively; and the Registration Statement on Form S-3 (No 333-99209) of our report dated January 13, 2003, with respect to the consolidated financial statements and financial statement schedule of Sabre Holdings Corporation included in this Annual Report (Form 10-K/A) for the year ended December 31, 2002.

ERNST & YOUNG LLP
DALLAS, TEXAS MARCH 17, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP